As filed with the Securities and Exchange Commission on May 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CACHE, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	59-1588181
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

256 West 38th Street

New York, New York 10018

(212) 575-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jay Margolis
Chairman of the Board and Chief Executive Officer
Cache, Inc.
256 West 38th Street
New York, New York 10018
(212) 575-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

James P. Jalil

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, New York 10017

(212) 344-5680

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-194805

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)
Common stock, $0.01 par value	—	—	—	—
Preferred stock, par value $0.01	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total			$3,000,000	$387

(1)                        Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)                        The Registrant previously registered common stock, preferred stock, warrants and units with an aggregate offering price of $15,000,000 on a Registration Statement on Form S-3 (File No. 333-194805), which was declared effective April 28, 2014. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of common stock, preferred stock, warrants and units having a proposed maximum aggregate offering price of $3,000,000 is hereby registered representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement on Form S-3 (File No. 333-194805). In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Registration Statement on Form S-3 (File No. 333-194805) exceed those registered under such registration statements.

(3)                        The securities registered hereunder also include such indeterminate number of shares of common stock or preferred stock of the registrant as may be issued upon conversion, exchange or exercise of other securities registered hereunder. Separate consideration may or may not be received for the shares of common stock or preferred stock issuable upon such conversion, exchange or exercise.

(4)                        Calculated in accordance with Rule 457(o). Represents the registration fee only for the additional amount of securities being represented hereby. The Registrant previously registered securities pursuant to a Registration Statement on Form S-3 (File No. 333-194805), as amended, for which a fee of $1,932 was paid.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional $3,000,000 of securities of Cache, Inc. (the “Company”), for the offering pursuant to the Registration Statement on Form S-3 of the Company (File No. 333-194805) filed with the Securities and Exchange Commission on March 25, 2014, which was previously declared effective by the Commission on April 28, 2014, at 4:00 p.m. The contents of the Registration Statement No. 333-194805 are hereby incorporated by reference into this Registration Statement in its entirety, including each of the documents we filed with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.                                                  Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Description of Document

5.1	Opinion of Thompson Hine LLP

23.1	Consent of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.)

23.2	Consent of Thompson Hine LLP (contained in its opinion filed as Exhibit 5.1)

24.1	Power of attorney (incorporated by reference to Registrants’ Registration Statement on Form S-3, File No. 333-194805)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on the 28th day of May, 2014.

CACHE, INC.

By:	/s/ JAY MARGOLIS
	Name:	Jay Margolis
	Title:	Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on May 28, 2014.

Signature	Title	Date

/s/ JAY MARGOLIS	Chairman of the Board and Chief Executive Officer	May 28, 2014
Jay Margolis	(Principal Executive Officer)

/s/ ANTHONY F. DIPIPPA	Executive Vice President and Chief Financial Officer	May 28, 2014
Anthony F. DiPippa	(Principal Financial and Accounting Officer)

**	Director	May 28, 2014
Gene G. Gage

**	Director	May 28, 2014
Michael F. Price

**	Director	May 28, 2014
Charles J. Hinkaty

**	Director	May 28, 2014
Robert C. Grayson

**	Director	May 28, 2014
J. David Scheiner

** /s/ JAY MARGOLIS
Jay Margolis
Attorney-in-fact